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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF VISTANA, INC.


Wholly-owned corporate Subsidiaries:
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Vistana Development, Inc.
Vistana Management, Inc.
VCH Communications, Inc.
VCH Trademark, Inc.
Vistana WGV Holdings, Inc.
Vistana International, Inc.
VCH Sales, Inc.
VCH Oaks, Inc.
VCM Oaks, Inc.
VCH Portfolio Services, Inc.
Vistana Administration, Inc.
VCH Systems, Inc.
Vistana Acceptance Corp.
VCH Consulting, Inc.
VCH Contracting, Inc.
Vistana MB, Inc.
Vistana WGV Investment, Inc.
Vistana OP Investment, Inc.
Vistana West, Inc.
Vistana Scottsdale, Inc.
The Success Companies, Inc.
Data Marketing Associates, Inc.
Success West Communications, Inc.
Points of Colorado, Inc.
Vistana NJ Marketing, Inc.
Vistana NJ Services, Inc.
Vistana NJ, Inc.
Vacation Marketing Services, Inc.
Vistana East, Inc.
Vistana MB Management, Inc.
Vistana PSL, Inc.
vacationWorks, Inc.
Vistana Cave Creek, Inc.
Vistana Scottsdale Management, Inc.
VTM Corp.
Vistana WGV Management, Inc.
Overseas Promotions, Inc.
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Indirectly-owned corporate Subsidiaries:
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P-O-C Realty, Inc.

     -  Points of Colorado, Inc. (80% stockholder)

Vistana Timeshare Mortgage Corp.

     -    VTM Corp. (100% stockholder)

Vistana Scottsdale Development, Inc.

     -    Vistana Scottsdale, Inc. (100% stockholder)

Overseas Promotions (Puerto Rico), S.A.

     -    Overseas Promotions, Inc. (98% stockholder)

Partnership Subsidiaries
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Vistana International Chile, Limitada

     -  Vistana International, Inc. (99% partner)
     -  Vistana Consulting, Inc. (1% partner)

Vistana WGV, Ltd.

     -  Vistana WGV Holdings, Inc. (1% general partner)
     -  Vistana WGV Investment, Ltd. (36.5% limited partner)

Vistana WGV Management, Ltd.

     -    Vistana WGV Management, Inc. (1% general partner)
     -    Vistana WGV Investment, Inc. (36.5% limited partner)

VCH Oaks, Ltd.

     -  Vistana OP Investment, Inc. (66% limited partner)
     -  VCH Oaks, Inc. (1% general partner)

Oak Plantation Joint Venture

     -  VCH Oaks, Ltd. (99% general partner)

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Limited Liability Company Subsidiaries
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Success Developments, L.L.C.

     -  Points of Colorado, Inc. (50% member and manager)
     -  Vistana West, Inc. (50% member)

Fiesta Vacations, L.L.C.

     -  Vistana West, Inc. (99% member & manager)
     -  Vistana, Inc. (1% member)

Success of Arizona, L.L.C.

     -  Vistana West, Inc. (99% member & manager)
     -  Vistana, Inc. (1% member)

Success of Colorado, L.L.C.

     -  Vistana West, Inc. (99% member & manager)
     -  Vistana, Inc. (1% member)

Success of Colorado Realty, L.L.C.

     -  Success of Colorado, L.L.C. (80% member)

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